EXHIBIT 23

ARTHUR ANDERSEN LLP
Hartford, Connecticut

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statement on Form S-8 (Registration Statement No. 333-29515) concerning its Employee Savings Plan, Registration Statement on Form S-8 (Registration Statement No. 333-29521) concerning its Union Employee Savings Plan and its Registration Statement on Form S-3 (Registration Statement No.33-38087-99) concerning its Automatic Dividend Reinvestment Plan.

S/ Arthur Andersen LLP
(ARTHUR ANDERSEN LLP)

Hartford, Connecticut
December 10, 1999